Exhibit 4.1

EXECUTION COPY

TO:	THE UNDERSIGNED HOLDERS OF ORDINARY SHARES OF NOMAD HOLDINGS LIMITED

Re:	Registration Rights Agreement

Each Holder of ordinary shares of no par value (the “Ordinary Shares”) of Nomad Holdings Limited, a company limited by shares incorporated with limited liability under the laws of the British Virgin Islands (the “Company”), and the Company have agreed to the following terms, conditions and provisions of this Registration Rights Agreement (this “Agreement”). “Holder” shall refer to each holder of Ordinary Shares listed on Schedule I attached hereto, any additional holder of Ordinary Shares that becomes a party to this Agreement after the date hereof by signing a joinder to this Agreement, and any transferee of any such Holder that is an Affiliate of the Holder at the time of the transfer; provided that such transferee executes a customary joinder to this Agreement. “Holders” shall refer collectively to the Holders. Capitalized terms used herein and not defined shall have the meanings set forth on Exhibit A hereto.

Other than Section 1, which shall apply from the date of this Agreement, the provisions of this Agreement shall apply from the earlier of (i) the date that the Company becomes obligated to register an offering of any securities of the Company or any securities of the Company with the Commission under the Securities Act or the Exchange Act (as the case may be), other than pursuant to this Agreement and (ii) the date that the Company becomes subject to the reporting requirements of the Exchange Act (such date, the “U.S. Registration Obligation Date”).

1.	General; London Listing Share Disposals; Rule 144

1.1 At any time that the Company is listed and traded on the London Stock Exchange plc (“London Listed”), if a Holder notifies the Company in writing of its intention to dispose of all or some of its Registrable Shares (a “Share Disposal”), the Company shall cooperate with and provide such assistance to that Holder in connection with any such Share Disposal as it may reasonably request including, without limitation, (i) participation by the senior management of the Company in the preparation of a prospectus and roadshow or other marketing materials, and (ii) participation by the senior management of the Company in discussions with potential investors, one-on-one meetings with institutional investors and roadshow presentations. In connection with any Share Disposal, the priority and pro rata mechanics of Section 2.3(b) shall apply mutatis mutandis in respect of the Share Disposal. The Company shall bear all costs and expenses incurred in providing such assistance subject to applicable law; provided, however, that the Company shall have no obligation to pay any discounts or underwriting commissions of any selling Holder. If the U.S. Registration Obligation Date occurs and the Company remains London Listed, then the provisions of this Section 1.1 shall continue to apply with respect to any Share Disposal save as would be inconsistent with any other provision of this Agreement.

1.2 The Company shall, at the Company’s expense, for so long as any Holder holds any Registrable Shares, cooperate with the Holders, as may be reasonably requested by any Holder from time to time, to facilitate any proposed sale of Registrable Shares by the requesting Holder(s) in accordance with the provisions of Rule 144, including, without limitation, by complying with the current public information requirements of Rule 144 and providing opinions of counsel, as may be reasonably necessary in order for such Holder to avail itself of such rule to allow such Holder to sell such Registrable Shares without registration.

2.	U.S. Registration

2.1 In accordance with the procedures set forth in Section 3, the Company agrees to file with the Commission as soon as reasonably practicable following the occurrence of the U.S. Registration Obligation Date, a resale registration statement on Form F-1, Form F-3 or such other form under the Securities Act then available to the Company providing for the resale pursuant to Rule 415 from time to time by the Holders of any and all Registrable Shares issued or issuable (including the Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement, the “Mandatory Registration Statement”). The Company agrees to use its commercially reasonable efforts to cause the Commission to declare any Mandatory Registration Statement effective as soon as practicable after the filing thereof. The Company shall use its commercially reasonable efforts to cause any Mandatory Registration Statement

(or, if applicable, a Shelf Registration Statement (as defined below)) to remain continuously effective until the Termination Date (as defined below). Any Mandatory Registration Statement shall provide for the resale from time to time, and pursuant to any method or combination of methods legally available to, and requested by, the Holder(s) of the Registrable Shares.

2.2 At any time after the Company becomes eligible to use a shelf registration statement on Form F-3 (a “Shelf Registration Statement”), the Company shall, in accordance with the procedures set forth in Section 2, have the option to file a Shelf Registration Statement (whether such registration statement is filed by the Company on its own account or on account of one or more third persons), or a post-effective amendment on Form F- 3 to the Mandatory Registration Statement (including the Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement) covering any Registrable Shares registered under any Mandatory Registration Statement and any Additional Shares issued or distributed to Holders after the effectiveness of the Mandatory Registration Statement, or otherwise not included in such prior Mandatory Registration Statement, on behalf of the Holders thereof in the same manner, and subject to the same provisions in this Agreement as the Mandatory Registration Statement. The Company shall use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective as soon as practicable, keep such Shelf Registration Statement effective with the Commission at all times (except as otherwise provided herein), file a new Shelf Registration Statement on Form F-3 upon its expiration and cooperate in any offering using such Shelf Registration Statement, whether or not underwritten, by amending or supplementing the prospectus relating to such Shelf Registration Statement as promptly as practicable following a written request by the Holder or as otherwise required, until the Termination Date.

2.3 (a) One or more Holders (collectively, the “Demanding Holder”) may, at any time that such Demanding Holder owns more than five percent (5%) of the outstanding number of Ordinary Shares, demand the Company cooperate in an underwritten offering of Registrable Shares by delivering a notice to the Company (a “Notice”) stating that it intends to effect an underwritten offering (an “Underwritten Offering”) of all or part of its Registrable Shares; provided, however, that, the Company shall not be obligated to effect more than two Fully Marketed Underwritten Offerings hereunder in any twelve-month period. Upon the Company’s receipt of a Notice, the Company shall promptly deliver such Notice to all other Holders and permit each Holder to include its Registrable Shares for offer and sale in such Underwritten Offering if such Holder notifies the Company within five (5) Business Days after delivery of the Notice to such Shareholder; provided, however, that the Company shall not give such Notice to other Holders or permit them to include their Registrable Shares for offering and sale in such Underwritten Offering if the Notice specifies that the Underwritten Offering will take the form of a so-called ‘bought deal’ not involving a period of pre-marketing to the public before the underwrites commit to purchase the relevant Shares. The Demanding Holder shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with an Underwritten Offering.

(b) If the managing underwriter of an Underwritten Offering advises the Company and the participating Holders in writing (with a copy to each party hereto requesting to participate in such underwritten offering) that in its opinion the number of Ordinary Shares which the Holders desire to sell, taken together with any Ordinary Shares requested to be included in such Underwritten Offering by the Company or other Shareholders, exceeds the Maximum Number of Securities, the Company will include in such Underwritten Offering Ordinary Shares in the following priority:

(i) first, the Ordinary Shares the Holders propose to sell up to the Maximum Number of Securities, and if the aggregate number of such Registrable Shares exceeds the Maximum Number of Securities, the Company shall include only such Holders’ pro rata share of the Maximum Number of Securities based on the aggregate number of Registrable Shares beneficially owned by such Holders;

(ii) second, to the Company (if applicable); and

(iii) third, to any other Person entitled to request the inclusion of Ordinary Shares in such Underwritten Offering.

2.4 (a) Subject to the provisions of this Section 2.4 and a good faith determination by the Company that it is in the best interests of the Company to suspend the use of any Registration Statement, following the effectiveness of such Registration Statement (and the filings with any international, federal or state securities commissions), the Company, by written notice to the Holders, may direct the Holders to suspend sales of the Registrable Shares pursuant to such Registration Statement for such times as the Company reasonably may determine is necessary and advisable (but in no event for more than 30 consecutive days, subject to extension by the Company by up to an additional 60 consecutive days solely to the extent that the Company requires such extension of time to complete financial statements required under applicable law to be contained in the Company’s filings under the Exchange Act, or 90 days in any 365-day period), if any of the following events shall occur: (i) an underwritten public offering of Ordinary Shares by the Company if the Company is advised by the underwriters that the concurrent resale of the Registrable Shares by the Holders pursuant to the Registration Statement would have a material adverse effect on the Company’s offering, (ii) there is material non-public information regarding the Company which (A) the Company determines not to be in the Company’s best interest to disclose, (B) would, in the good faith determination of the Company, require any revisions to the Registration Statement so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (C) the Company is not otherwise required to disclose, (iii) the Company otherwise determines in good faith that an amendment or supplement to the Registration Statement is necessary such that the Registration Statement shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iv) the Company is required to file a post-effective amendment to a Registration Statement to incorporate the Company’s quarterly or annual reports or audited financial statements on Forms 10-Q and 10-K; provided, however, that no suspension period permitted pursuant to this clause (iv) shall continue for more than five (5) consecutive Business Days.

(b) Prior to the earlier to occur of (i) the Company delivering to the Holders an End of Suspension Notice (as defined below), or (ii) the end of the maximum permissible suspension period, the Company shall use its commercially reasonable efforts to promptly amend or supplement the Registration Statement on a post-effective basis, if necessary, or to take such action as is necessary to make resumed use of the Registration Statement so as to permit the Holders to resume sales of the Registrable Shares as soon as possible.

(c) In the case of an event that causes the Company to suspend the use of a Registration Statement (a “Suspension Event”), the Company shall give written notice (a “Suspension Notice”) to the Holders to suspend sales of the Registrable Shares, and such notice shall state that such suspension shall continue only for so long as the Suspension Event or its effect is continuing and the Company is taking all reasonable steps to terminate suspension of the effectiveness of the Registration Statement as promptly as possible. The Holders shall not effect any sales of the Registrable Shares pursuant to such Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice. If so directed by the Company, each Holder will deliver to the Company (at the reasonable expense of the Company) all copies other than permanent file copies then in such Holder’s possession of the Prospectus covering the Registrable Shares at the time of receipt of the Suspension Notice. The Holders may recommence effecting sales of the Registrable Shares pursuant to the Registration Statement (or such filings) following further notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice shall be given by the Company to the Holders in the manner described above promptly following the conclusion of any Suspension Event and its effect.

2.5 The Company shall indemnify and hold harmless each Holder, each person who controls any Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the officers, directors, members, managers, stockholders, partners, limited partners, agents and employees of each of them (each an “Indemnified Party”), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (a) any untrue or alleged untrue statement of a material fact contained in a Registration Statement or any prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (b) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement; in each case, except to the extent, but only to the extent, that (i) such untrue statement or omission is based upon information regarding such Holder furnished in writing to the Company by or on behalf of such Holder expressly for use therein, or (ii) such information relates to such Holder or such Holder’s proposed method of distribution of the Registrable Shares and was approved in writing by or on behalf of the Holder expressly for use in the Registration Statement, such prospectus or in any amendment or supplement thereto.

Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall sign a Registration Statement, each underwriter, broker or other Person acting on behalf of the holders of securities included in a Registration Statement, and each Person who controls any of the foregoing Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against any Losses, as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in a Registration Statement or any prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, but only to the extent that (i) such untrue statement or omission is based upon information regarding such Holder furnished in writing to the Company by or on behalf of such Holder expressly for use therein, or (ii) such information relates to such Holder or such Holder’s proposed method of distribution of the Registrable Shares and was approved in writing by or on behalf of the Holder expressly for use in the Registration Statement, such prospectus or in any amendment or supplement thereto.

If the indemnification provided in this Section 2.5 is unavailable to an Indemnified Party or insufficient to hold the Indemnified Party harmless for any Losses, then the Company shall contribute to the amount paid or payable by the Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Company and such Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the Company and the Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, the Company or the Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The parties hereto agree that it would not be just and equitable if any contribution were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding sentence. Notwithstanding the provisions of this paragraph, no Indemnified Party shall be required to contribute pursuant to this paragraph, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Indemnified Party from the sale of the Registrable Shares subject to the proceeding exceeds the amount of any damages that such Indemnified Party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

The provisions of this Section 2.5 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise.

2.6 The Company shall have no further obligations pursuant to this Agreement with respect to a particular Holder at the earlier of (a) such time as all of the Registrable Shares of such Holder have been sold, (b) such time as all of the Registrable Shares of such Holder have been sold, transferred or otherwise disposed of pursuant to Rule 144 without any volume or manner of sale restrictions and (c) such time as such Holder is not an Affiliate of the Company and holds Ordinary Shares which constitute two percent (2%) or less of the outstanding Ordinary Shares (the “Termination Date”); provided, however, in each case, that the Company’s obligations under Sections 2.5 and 4 of this Agreement shall remain in full force and effect following such time.

3.	Registration Procedures.

3.1 In connection with the obligations of the Company with respect to any registration pursuant to this Agreement, the Company shall:

(a) prepare and file with the Commission, as specified in this Agreement, each Registration Statement, which Registration Statements shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, and use its commercially reasonable efforts to cause any Registration Statement to become and remain effective as set forth in Sections 2.1 and 2.2 hereof;

(b) subject to Section 2.4 hereof, (i) prepare and file with the Commission such amendments and post-effective amendments to each such Registration Statement as may be necessary to keep such Registration Statement effective for the period described in Section 2 hereof, (ii) cause each Prospectus contained therein to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 or any similar rule that may be adopted under the Securities Act, and (iii) comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof;

(c) furnish to the Holders, without charge, such number of copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Shares; the Company hereby consents to the use of such Prospectus, including each preliminary Prospectus, by the Holders, if any, in connection with the offering and sale of the Registrable Shares covered by any such Prospectus;

(d) use its commercially reasonable efforts to register or qualify, or obtain exemption from registration or qualification for, all Registrable Shares by the time the applicable Registration Statement is declared effective by the Commission under all applicable state securities or “blue sky” laws of such domestic jurisdictions as any Holder covered by a Registration Statement shall reasonably request in writing, keep each such registration or qualification or exemption effective during the period such Registration Statement is required to be kept effective pursuant to Section 2 and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Shares owned by such Holder; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Section 3.1(d), (ii) subject itself to taxation in any such jurisdiction, or (iii) submit to the general service of process in any such jurisdiction;

(e) notify each Holder with Registrable Shares covered by a Registration Statement promptly and, if requested by any such Holder, confirm such advice in writing (i) when such Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose, (iii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to such Registration Statement or related Prospectus or for additional information, and (iv) of the happening of any event during the period such Registration Statement is effective as a result of which such Registration Statement or the related Prospectus or any document incorporated by reference therein contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (which information shall be accompanied by an instruction to suspend the use of the Registration Statement and the Prospectus until the requisite changes have been made);

(f) during the period of time referred to in Section 2.1 above, use its commercially reasonable efforts to avoid the issuance of, or if issued, to obtain the withdrawal of, any order enjoining or suspending the use or effectiveness of a Registration Statement or suspending the qualification (or exemption from qualification) of any of the Registrable Shares for sale in any jurisdiction, as promptly as practicable;

(g) upon request, furnish to each requesting Holder with Registrable Shares covered by a Registration Statement, without charge, at least one conformed copy of such Registration Statement and any post-effective amendment or supplement thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

(h) except as provided in Section 2.4, upon the occurrence of any event contemplated by Section 3.1(e)(iv), use its commercially reasonable efforts to promptly prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, upon request, promptly furnish to each requesting Holder a reasonable number of copies of each such supplement or post-effective amendment;

(i) enter into customary agreements and take all other action in connection therewith in order to expedite or facilitate the distribution of the Registrable Shares included in such Registration Statement;

(j) use its commercially reasonable efforts (including, without limitation, seeking to cure in the Company’s listing or inclusion application any deficiencies cited by the exchange or market) to list or include all Registrable Shares on any securities exchange on which such Registrable Shares are then listed or included;

(k) prepare and file in a timely manner all documents and reports required by the Exchange Act and, to the extent the Company’s obligation to file such reports pursuant to Section 15(d) of the Exchange Act expires prior to the expiration of the effectiveness period of the Registration Statement as required by Section 2 hereof, the Company shall register the Registrable Shares under the Exchange Act and shall maintain such registration through the effectiveness period required by Section 2 hereof;

(l) (i) otherwise use its commercially reasonable efforts to comply in all material respects with all applicable rules and regulations of the Commission, (ii) make generally available to its stockholders, as soon as reasonably practicable, earnings statements (which need not be audited) covering at least 12 months that satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, and (iii) delay filing any Registration Statement or Prospectus or amendment or supplement to such Registration Statement or Prospectus to which any Holder of Registrable Shares covered by any Registration Statement shall have reasonably objected on the grounds that such Registration Statement or Prospectus or amendment or supplement does not comply in all material respects with the requirements of the Securities Act, such Holder having been furnished with a copy thereof at least two (2) Business Days prior to the filing thereof, provided that the Company may file such Registration Statement or Prospectus or amendment or supplement following such time as the Company shall have made a good faith effort to resolve any such issue with the objecting Holder and shall have advised the Holder in writing of its reasonable belief that such filing complies in all material respects with the requirements of the Securities Act;

(m) cause to be maintained a registrar and transfer agent for all Registrable Shares covered by any Registration Statement from and after a date not later than the effective date of such Registration Statement;

(n) in connection with any sale or transfer of the Registrable Shares (whether or not pursuant to a Registration Statement) that will result in the securities being delivered no longer constituting Registrable Shares, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing the Registrable Shares to be sold, which certificates shall not bear any transfer restrictive legends, and to enable such Registrable Shares to be in such denominations and registered in such names as the Holders may request at least three (3) Business Days prior to any sale of the Registrable Shares;

(o) cause management of the Company to cooperate reasonably with each of the Holders with respect to (i) significant sales or placements of Registrable Shares, including by participating in roadshows, one-on-one meetings with institutional investors and responding to reasonable requests for information and (ii) any request for information or other diligence request by any such Holder or any underwriter;

(p) use its commercially reasonable efforts to obtain a “comfort” letter from the independent public accountants for the Company and any acquisition target of the Company whose financial statements are required to be included or incorporated by reference in any Registration Statement, in form and substance customarily given by independent certified public accountants in an underwritten public offering, addressed to the underwriters, if any, and to the Holders of the Registrable Shares being sold pursuant to each Registration Statement;

(q) execute and deliver all instruments and documents (including an underwriting agreement or placement agent agreement, as applicable, in customary form and with customary indemnification and contribution provisions), participate in customary due diligence sessions and take such other actions and obtain such certificates and opinions as sellers of the Registrable Shares being sold (or if applicable, the underwriters) reasonably request in order to effect a public offering of such Registrable Shares and in such connection, whether or not an underwriting agreement or placement agent agreement is entered into and whether or not the offering is an underwritten offering, (A) make such representations and warranties to the Holders of such Registrable Shares and the underwriters or placement agents, if any, with respect to the business of the Company and its subsidiaries, and the Registration Statement and documents, if any, incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings or placement agents, if applicable, and, if true, confirm the same if and when requested, and (B) use its commercially reasonable efforts to furnish to the selling Holders and underwriters or placement agents, if any, of such Registrable Shares opinions and negative assurance letters of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters or placement agents, if any, and counsels to the selling Holders of Registrable Shares), covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and any such underwriters or placement agents; and

(r) upon reasonable request by a Holder, the Company shall file an amendment to any applicable Registration Statement (or Prospectus supplement, as applicable), to name additional Holders of Registrable Shares or otherwise update the information provided by any such Holder in connection with such Holder’s disposition of Registrable Shares.

3.2 The Company shall pay all Registration Expenses in connection with the registration of the Registrable Shares pursuant to this Agreement. Each Holder participating in a registration pursuant to Section 2 shall bear such Holder’s proportionate share (based on the total number of Registrable Shares sold in such registration) of all Selling Expenses and any other expense relating to a registration of Registrable Shares pursuant to this Agreement and any other Selling Expenses relating to the sale or disposition of such Holder’s Registrable Shares pursuant to any Registration Statement.

3.3 The Company may require the Holders to furnish in writing to the Company such information regarding the proposed distribution of Registrable Shares by such Holder as the Company may from time to time reasonably request in writing or as shall be required to effect the registration of the Registrable Shares, and no Holder shall be entitled to be named as a selling stockholder in any Registration Statement or use the Prospectus forming a part thereof if such Holder does not provide such information to the Company. Each Holder further agrees to furnish promptly to the Company in writing all information required from time to time to make the information previously furnished by such Holder not misleading. Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1(e)(ii), 3.1(e)(iii) or 3.1(e)(iv) hereof, such Holder will immediately discontinue disposition of Registrable Shares pursuant to a Registration Statement until (i) any such stop order is vacated or (ii) if an event described in Section 3.1(e)(iii) or 3.1(e)(iv) occurs, such Holder’s receipt of the copies of the supplemented or amended Prospectus. If so directed by the Company, such Holder will deliver to the Company (at the reasonable expense of the Company) all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Shares current at the time of receipt of such notice.

3.4 Except as set forth in Section 2.3(b), in any underwritten offering by any Holder, no other seller shall be permitted to reduce the number of shares of Ordinary Shares proposed to be sold by any such Holder.

3.5 Each Holder acknowledges and agrees that the Company may permit additional holders of Ordinary Shares who are or become Affiliates of the Company after the date hereof to be added as additional Holders under this Agreement, with all the rights applicable to Holders hereunder.

4. General Provisions.

4.1 The Company has not entered, and will not hereafter enter, into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders of Registrable Shares in this Agreement. To the extent that the Company, on or after the date hereof, grants any superior or more favorable rights or terms to any Person with respect to the rights granted hereunder and terms provided herein than those provided to the Holders of Registrable Shares as set forth herein, any such superior or more favorable rights or terms shall also be deemed to have been granted simultaneously to the Holders of Registrable Shares, and the Company shall promptly prepare and execute such documents to reflect and provide such Holders with the benefit of such superior or more favorable rights and/or terms with respect to their Registrable Shares. Upon the granting of any such rights and terms, the Company shall promptly provide notice to each Holder describing such rights and terms.

4.2 Except as otherwise provided herein, all costs and expenses incurred by or on behalf of the parties hereto in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses when due.

4.3 All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally to the recipient or when sent to the recipient by facsimile (receipt confirmed) or email, one (1) Business Day after the date when sent to the recipient by reputable overnight express courier services (charges prepaid) or three (3) Business Days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid; provided, however, that, any notice received at the addressee’s location on any Business Day after 5:30 p.m. (addressee’s local time) shall be deemed to have been received by 9:00 a.m. (addressee’s local time) on the next Business Day. Such notices, demands and other communications will be sent to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

To the Company:	Nomad Holdings Limited
c/o International Administration Group (Guernsey) Limited
Regency Court, Glategny Esplanade
St Peter Port, Guernsey GY13RH
Attn: Company Administrator
Facsimile: +(44) 1481 716 868
email: [omitted]

with a copy (which shall not constitute notice) to:	Greenberg Traurig, P.A.
401 E. Las Olas Blvd., Suite 2000
Fort Lauderdale, FL 33301
Attention: Donn Beloff, Esq.
Facsimile No.: (954) 765-1477

email: [omitted]

To Holder:	The address set forth beneath Holder’s signature hereto

4.4 This Agreement may be executed in any number of separate counterparts (including by means of facsimile or portable document format (pdf)), each of which is an original but all of which taken together shall constitute one and the same instrument.

4.5 This Agreement sets forth the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

4.6 Each of the provisions of this Agreement is severable, if any such provision is held to be or becomes invalid or unenforceable in any respect under the law of any jurisdiction, it shall have no effect in that respect and the parties shall use all reasonable efforts to replace it in that respect with a valid and enforceable substitute provision the effect of which is as close to its intended effect as possible.

4.7 THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED IN ANY WAY TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES, THE PROPOSED TRANSACTION AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER OR RELATED IN ANY WAY TO THE FOREGOING, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAW OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE. THE PARTIES EXPRESSLY ACKNOWLEDGE AND AGREE THAT (A) THE REQUIREMENTS OF 6 DEL. C. § 2708 ARE SATISFIED BY THE PROVISIONS OF THIS AGREEMENT AND THAT SUCH STATUTE MANDATES THE APPLICATION OF DELAWARE LAW TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES, THE PROPOSED TRANSACTION AND THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER, (B) THE PARTIES HAVE A REASONABLE BASIS FOR THE APPLICATION OF DELAWARE LAW TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES, THE PROPOSED TRANSACTION AND THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER, (C) NO OTHER JURISDICTION HAS A MATERIALLY GREATER INTEREST IN THE FOREGOING, AND (D) THE APPLICATION OF DELAWARE LAW WOULD NOT BE CONTRARY TO THE FUNDAMENTAL POLICY OF ANY OTHER JURISDICTION THAT, ABSENT THE PARTIES’ CHOICE OF DELAWARE LAW HEREUNDER, WOULD HAVE AN INTEREST IN THE FOREGOING.

4.8 Except as expressly provided herein, neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. A person who is not a party to this Agreement shall have no right to enforce any of its terms and this Agreement is not intended to give any person other than the parties and their permitted assigns any rights hereunder, other than as set forth under Section 2.5.

4.9 EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE GENERAL JURISDICTION OF THE DELAWARE COURT OF THE CHANCERY AND ANY STATE APPELLATE COURT THEREOF WITHIN THE STATE OF DELAWARE (OR, ONLY IF THE DELAWARE COURT OF CHANCERY DECLINES TO ACCEPT JURISDICTION OVER A PARTICULAR MATTER, ANY STATE OR FEDERAL COURT SITTING IN THE STATE OF DELAWARE) FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY AND AGREES THAT ALL CLAIMS IN RESPECT OF THE SUIT, ACTION OR OTHER PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. EACH PARTY AGREES TO COMMENCE ANY SUCH SUIT, ACTION OR OTHER PROCEEDING IN THE DELAWARE COURT OF THE CHANCERY (OR, ONLY IF THE DELAWARE COURT OF CHANCERY DECLINES TO ACCEPT JURISDICTION OVER A PARTICULAR MATTER, ANY STATE OR FEDERAL COURT SITTING IN THE STATE OF DELAWARE). EACH PARTY WAIVES ANY DEFENSE OF IMPROPER VENUE OR INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING SO BROUGHT AND WAIVES ANY BOND, SURETY, OR OTHER SECURITY THAT MIGHT BE REQUIRED OF ANY OTHER PARTY WITH RESPECT THERETO. ANY PARTY MAY MAKE SERVICE ON ANY OTHER PARTY BY SENDING OR DELIVERING A COPY OF THE PROCESS TO THE PARTY TO BE SERVED AT THE ADDRESS AND IN THE MANNER PROVIDED FOR THE GIVING OF NOTICES IN SECTION 4.3. NOTHING IN THIS SECTION 4.9, HOWEVER, SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AT EQUITY. EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING SO BROUGHT SHALL BE CONCLUSIVE AND MAY BE ENFORCED BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW OR AT EQUITY.

4.10 The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder will cause irreparable injury to the other parties, for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the granting of injunctive relief by any court of competent jurisdiction to prevent breaches of this Agreement, to enforce specifically the terms and provisions hereof and to compel performance of such party’s obligations, this being in addition to any other remedy to which any party is entitled under this Agreement. The parties further agrees to waive any requirement for the securing or posting of any bond in connection with any such remedy, and that such remedy shall be in addition to any other remedy to which a party is entitled at law or in equity.

4.11 EACH OF THE PARTIES HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT AND ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EACH OF THE PARTIES (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (ii) ACKNOWLEDGES THAT SUCH OTHER PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

4.12 No amendment to this Agreement shall be valid unless it is in writing and duly executed by the parties hereto.

4.13 No failure or delay by a party in exercising any right or remedy provided by law or under this Agreement shall impair such right or remedy or operate or be construed as a waiver or variation of it or preclude its exercise at any subsequent time and no single or partial exercise of any such right or remedy shall preclude any further exercise of it or the exercise of any other remedy.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first below written

NOMAD HOLDINGS LIMITED

By:

Name:	Martin E. Franklin
Title:	Director
Date:

[Signature Page to Registration Rights Agreement]

HOLDERS:

MARIPOSA ACQUISITION II, LLC

By:

Name:	Martin E. Franklin
Title:	Manager
Date:

Notice of Address: Mariposa Acquisition II, LLC 5200 Blue Lagoon Drive Suite 855 Miami, FL 33126 Attn: Martin Franklin Facsimile No: (305) 675-0653 Email: [omitted]

[Signature Page to Registration Rights Agreement]

HOLDERS: PERSHING SQUARE, L.P. PERSHING SQUARE II, L.P. PERSHING SQUARE INTERNATIONAL, LTD. PERSHING SQUARE HOLDINGS, LTD.

BY: PERSHING SQUARE CAPITAL MANAGEMENT, L.P.

BY: PS MANAGEMENT GP, LLC, its General Partner

By:

Name:	William A. Ackman
Title:	Managing Member
Date:

Notice of Address: Pershing Square Capital Management, L.P. 888 Seventh Avenue, 42nd Floor New York, New York 10019 Attn: Steve Milankov, Senior Counsel Facsimile No: (212) 286-1133 Email: [omitted]

[Signature Page to Registration Rights Agreement]

HOLDERS:

BIRDS EYE IGLO LIMITED PARTNERSHIP INC (acting through its general partner, LIBERATOR GP LIMITED, and its managing partner, LIBERATOR MANAGING PARTNER LIMITED)

By:

Name:		John Marren
Title:	DIRECTOR OF LIBERATOR GP LTD	Director of Liberator Managing Partner Limited
Date:	27 MAY 2015	27/05/15

Notice of Address:

Trafalgar Court

St Peter Port, Guernsey

Attn: Nigel Carey; Kees Jaeger

Facsimile No.: +44 1481 711 052; +44 1481 745 075

Email: [omitted]

With a copy to (which shall not constitute notice):

Permira Advisers LLP

80 Pall Mall

London SWIY 5ES

United Kingdom

Attn: Paul Armstrong

Facsimile No: +44 207 9303185

Email: [omitted]

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

Attn: Allison R. Schneirov; Jon A. Hlafter

Facsimile No: 212-735-2000

Email: [omitted]

[Signature Page to Registration Rights Agreement]

HOLDERS:

TOMS ACQUISITION I LLC

By:

Name:	Alejandro San Miguel
Title:	Secretary
Date:

Notice of Address: 450 W. 14th Street, 13th Floor New York, New York 10014 Attn: Alex San Miguel Facsimile No: (212) 524-7333 Email: [omitted]

[Signature Page to Registration Rights Agreement]

HOLDERS:

TOMS CAPITAL INVESTMENTS LLC

By:

Name:	Alejandro San Miguel
Title:	Secretary
Date:

Notice of Address: 450 W. 14th Street, 13th Floor New York, New York 10014 Attn: Alex San Miguel Facsimile No: (212) 524-7333 Email: [omitted]

[Signature Page to Registration Rights Agreement]

Annex A

Defined Terms

“Additional Shares” means (i) shares or other securities issued in respect of the Ordinary Shares by reason of or in connection with any stock dividend, stock distribution, stock split or similar issuance and (ii) in the case of a Holder that holds any preferred shares of the Company of no par value (“Founder Preferred Shares”) of the Company, any Ordinary Shares issued as dividends on such Founder Preferred Shares.

“Affiliate” means, as to any specified Person, (i) any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified Person, (ii) any executive officer, director, trustee or general partner of the specified Person and (iii) any legal entity for which the specified Person acts as an executive officer, director, trustee or general partner. For purposes of this definition, “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly, or indirectly through one or more intermediaries, of the power to direct or cause the direction of the management and policies of such Person, whether by contract, through the ownership of voting securities, partnership interests or other equity interests or otherwise.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by applicable law, regulation or executive order to close.

“Commission” means the Securities and Exchange Commission, or any successor regulatory body.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission pursuant thereto.

“Form F-1”, “Form F-3” and “Form F-4” means the applicable form to be filed with the Commission and shall include any successor or similar form to such form under the Securities Act subsequently adopted by the Commission.

“FINRA” means the Financial Industry National Regulatory Agency.

“Fully Marketed Underwritten Offering” means an Underwritten Offering which includes road shows involving members of the directors or senior management of the Company in one-on-one meetings with prospective purchasers of the Registrable Shares and other customary marketing activities, as recommended by the underwriter(s).

“Maximum Number of Securities” means, with respect to an Underwritten Offering, the maximum number of securities which can be sold in such offering without materially and adversely affecting the marketability of such offering in the reasonable view of the managing underwriter for such Underwritten Offering.

“Person” means an individual, limited liability company, partnership, corporation, trust, unincorporated organization, government or agency or political subdivision thereof, or any other legal entity.

“Registrable Shares” means, with respect to any Holder, any Ordinary Shares held by such Holder as of the date hereof or acquired by such Holder after the date hereof and prior to the Termination Time, any Additional Shares in respect thereof and, in the case of Additional Shares of the type set forth in clause (ii) of the definition thereof, any Additional Shares issued after the date hereof, in each case, upon original issuance thereof, and at all times subsequent thereto, including upon the transfer thereof by the original Holder or any subsequent Holder, until, in the case of any such Ordinary Shares or Additional Shares, as applicable, the earliest to occur of:

(i)	the date on which they have been sold pursuant to a Registration Statement or sold pursuant to Rule 144; or

(ii)	the date on which they are sold to the Company or its subsidiaries.

A-1

“Registration Expenses” means any and all expenses incident to the performance of or compliance with this Agreement, including, without limitation: (i) all Commission, the New York Stock Exchange (“NYSE”) or such other exchange as the Registrable Shares are listed from time to time and FINRA fees, (ii) all fees and expenses incurred in connection with compliance with international, federal or state securities or blue sky laws (including, without limitation, any registration, listing and filing fees and reasonable fees and disbursements of counsel in connection with blue sky qualification of any of the Registrable Shares and the preparation of a blue sky memorandum and compliance with the rules of FINRA and NYSE or other applicable exchange), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, duplicating, printing, delivering and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, securities sales agreements, certificates and any other documents relating to the performance under and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing or inclusion of any of the Registrable Shares on NYSE or other applicable exchange pursuant to Section 3.1(j) of this Agreement, (v) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company (including, without limitation, the expenses of any special audit, agreed upon procedures and “cold comfort” letters required by or incident to such performance), and (vi) any fees and disbursements customarily paid in issues and sales of securities (including the fees and expenses of any experts retained by the Company in connection with any Registration Statement), provided, however, that Registration Expenses shall exclude brokers’ or underwriters’ discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Shares by a Holder and the fees and disbursements of any counsel to the Holders other than as provided for in clause (ii) above.

“Registration Statement” means any Mandatory Registration Statement or Shelf Registration Statement.

“Rule 144”, “Rule 158”, “Rule 415”, or “Rule 424”, respectively, means such specified rule promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Selling Expenses” means, if any, all underwriting or broker fees, discounts and selling commissions or similar fees or arrangements, fees of counsel to the selling Holders (other than as specifically provided in the definition of Registration Expenses” above) and transfer taxes allocable to the sale of the Registrable Shares included in the applicable offering.

A-2

Schedule I

Pershing Square, L.P.

Pershing Square II, L.P.

Pershing Square International, Ltd.

Pershing Square Holdings, Ltd.

Birds Eye Iglo Limited Partnership Inc.

Mariposa Acquisition II, LLC

TOMS Acquisition I LLC

TOMS Capital Investments LLC

S-1